                                                                      EXHIBIT 14


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 7, 2002, relating to the financial statements and financial highlights which appears in the Annual Report to Shareholders of Janus Aspen Strategic Value Fund (one of the portfolios constituting the Janus Aspen Series), which is also incorporated by reference into the Registration Statement.


PricewaterhouseCoopers LLP

Denver, Colorado
March 14, 2003